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                                                                    EXHIBIT 23.3



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference of our firm under the caption "Experts" and to the incorporation of our report dated September 9, 2005 for the audited balance sheets of Vestin Fund II, LLC as of June 30, 2005 and 2004, and the related statements of income, members' equity, and cash flows for each of the three years in the period ended June 30, 2005 included in the Second Amendment to the Registration Statement #333-125121.

/s/ Moore Stephens Wurth Frazer And Torbet, LLP

Orange, California
October 3, 2005